M
IDLAND
L
OAN
S
ERVICES
March 23, 2005
Via UPS
(410) 884-2194
Ms. Jennifer Richardson
Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD
USA 21045-1951

Deutsche Mortgage & Asset Receiving Corp., Commercial Mortgage Pass-
Through Certificates, Series COMM 2004-LNB4
Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii)
to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S.
Code.

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President

3/23/05
Date

A member of The PNC Financial Services Group
10851 Mastin Suite 300 Overland Park Kansas 66210
www.midlandls.com

cc:
Mr. Frank C. Forelle
ABN AMRO
55 E 52nd St, 6th Floor
New York, New York 10055

Ms. Anna Glick
Cadwalader, Wickersham & Taft
One World Financial Center
New York, NY 10281-0000

Mr. Paul P. Vanderslice
Citigroup Global Markets Inc.
388 Greenwich St, 11th Floor
New York, New York 10013
Mr. Jeff Paige
Vice President
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ms. Helaine M. Kaye
Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, NY 100050000

Mr. Charles Lee
J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue
New York, NY 10017-0000

Ms. Barbara L. Marik
First Vice President
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603-0000

Attn: Commercial Mortgage Surveillance
Moody's Investor Services, Inc.
99 Church Street, 4th Floor
New York, NY 10007-0000

Mr. Dante LaRocca
Nomura Asset Capital Corporation
Nomura Asset Securities Corporation
Two World Financial Center, Bldg B 22nd Floor
New York, NY 10281-0000

Attn: CMBS Surveillance
Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, NY 10041-0000
Deutsche Mortgage Asset & Receiving Corp., Commercial Mortgage Pass-Through Certificates, Series COMM 2004-LNB4